UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2021

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Wells Avenue Newton Massachusetts	02459
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 26, 2021, Bright Horizons Family Solutions LLC (the “Borrower”) and Bright Horizons Capital Corp. (“Holdings”), both wholly-owned subsidiaries of Bright Horizons Family Solutions Inc. (the “Company”), together with JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent and L/C issuer, the Loan Parties (as defined therein) as parties thereto, and the Refinancing Revolver Lenders (as defined therein) as parties thereto, amended the Company’s existing senior secured credit facilities by entering into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”), which amended that certain Credit Agreement, dated as of January 30, 2013, among the Borrower, Holdings, JPM, as administrative agent and L/C issuer, the lenders and the other parties party thereto from time to time (as amended and restated by the Incremental and Amendment and Restatement Agreement, dated as of November 7, 2016 and as further amended by the Amendment Agreement, dated as of May 8, 2017, the Amendment to Credit Agreement, dated as of November 30, 2017, the Third Amendment to Credit Agreement, dated as of May 31, 2018, the Fourth Amendment to Credit Agreement, dated as of April 24, 2020 and the Fifth Amendment to Credit Agreement, dated as of May 7, 2020, the “Existing Credit Agreement” and as further amended by the Sixth Amendment, the “Credit Agreement”).

Pursuant to the Sixth Amendment, among other changes, the Borrower refinanced its existing revolving credit facility with a new revolving credit facility, to provide for (a) a five year term (subject to a springing maturity to August 8, 2023 if more than $25,000,000 of the Borrower’s senior secured term loans under the Credit Agreement have not been repaid, refinanced or extended), (b) borrowings at the Eurocurrency Rate (as defined in the Credit Agreement) plus a range of 1.50% to 1.75%, Base Rate (as defined in the Credit Agreement) plus a range of 0.50% to 0.75%, and unused commitment fees at a range of 0.30% to 0.325%, in each case, depending on the Borrower’s Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement), and (c) a financial covenant, which is applicable only to the revolving credit facility, requiring the Borrower to maintain a Consolidated First Lien Net Leverage Ratio that is no greater than 4.25 to 1.00 beginning with the fiscal quarter ending June 30, 2021. The obligations under the Credit Agreement are secured by the same collateral and guaranteed by the same guarantors as under the Existing Credit Agreement.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference into this Item 8.01, and should be read together with the Existing Credit Agreement, which is included as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Sixth Amendment to Credit Agreement, dated as of May 26, 2021, by and among Bright Horizons Family Solutions LLC, Bright Horizons Capital Corp., the Loan Parties as parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and L/C issuer, and each Refinancing Revolver Lender as parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

Date: May 26, 2021	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer